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                                                                   Exhibit 10.11

                              EMPLOYMENT AGREEMENT
                              --------------------


     Employment Agreement, dated the 12th day of August, 1997 by and between Martin J. Veilleux (the "Employee") and Boron, LePore & Associates, Inc., a Delaware corporation (the "Company").


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Employee is a senior officer of the Company; and

     WHEREAS, the parties hereto desire to assure that the Employee's knowledge and experience will continue to be available to the Company.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

     1.  Employment.  Subject to the provisions of Section 6, the Company hereby
         ----------
employs the Employee and the Employee accepts such employment upon the terms and conditions hereinafter set forth.

     2.  Term of Employment.  Subject to the provisions of Section 6, the term
         ------------------
of the Employee's employment pursuant to this Agreement shall commence on and as of July 2, 1997 (the "Effective Date") and shall terminate on the second anniversary of the Effective Date; provided, however, that this Agreement shall be extended automatically for successive one-year periods ending on the relevant anniversary of Effective Date unless either party gives the other notice not less than 90 days prior to the scheduled termination date (i.e., the second anniversary of the Effective Date or any later anniversary) of his or its determination not to extend this Agreement, whereupon it shall terminate as of such anniversary date. The period during which the Employee serves as an employee of the Company in accordance with and subject to the provisions of this Agreement is referred to in this Agreement as the "Term of Employment."

     3.  Duties.
         ------

     During the Term of Employment, the Employee (a) shall serve as an employee of the Company with the title and position of Executive Vice President--Finance and Chief Financial Officer, reporting to the Chief Executive Officer of the Company, or such other or additional titles and positions involving the management of the financial affairs of the Company, or such alternative or additional duties, as shall be specified by the Chief Executive Officer of the Company, (b) shall perform such duties and responsibilities on behalf of the Company and its subsidiaries (as defined in Section 10) as may be reasonably determined by
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the Chief Executive Officer of the Company, consistent with the general area of the Employee's experience and skills, (c) upon the request of the Board of Directors of the Company, shall serve as an officer and/or director of any of the Company's subsidiaries, and (d) shall render all services reasonably incident to the foregoing. The Employee hereby accepts such employment, agrees to serve the Company in the capacities indicated, and agrees to use his best efforts in, and shall devote his full working time, attention, skill and energies to, the advancement of the interests of the Company and its subsidiaries and the performance of his duties and responsibilities hereunder.

     4.  Salary and Bonus.
         ----------------

         (a) During the Term of Employment, the Company shall pay the Employee a salary at the annual rate of $140,000 per annum (the "Base Salary"). Such Base Salary shall be subject to withholding under applicable law, shall be pro rated for partial years and shall be payable in periodic installments not less frequently than monthly in accordance with the Company's usual practice for executive officers of the Company as in effect from time to time.

         (b) For each calendar year or portion thereof during the Term of Employment (including any extensions thereof), the Employee shall be eligible to receive a bonus if and to the extent determined by and in the discretion of the Compensation Committee of the Board of Directors of the Company, or the Board of Directors of the Company if a Compensation Committee is not then appointed, in its discretion, based upon its evaluation of the Employee's performance during such year or portion thereof.


     5.  Benefits.
         --------

         (a) During the Term of Employment, the Employee shall be entitled to participate in any and all medical, pension, profit sharing, dental and life insurance plans and disability income plans, retirement arrangements and other employment benefits as in effect from time to time for executive officers of the Company generally. Such participation shall be subject to (i) the terms of the applicable plan documents (including, as applicable, provisions granting discretion to the Board of Directors of the Company or any administrative or other committee provided for therein or contemplated thereby) and (ii) generally applicable policies of the Company.

         (b) The Company shall promptly reimburse the Employee for all reasonable business expenses incurred by the Employee during the Term of Employment in accordance with the Company's practices for executive officers of the Company with a similar level of responsibility, as in effect from time to time.

         (c) During the Term of Employment, the Employee shall receive paid vacation annually in accordance with the Company's practices for executive officers, as in effect from time to time, but in any event not less than four
(4) weeks per calendar year.



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         (d) Compliance with the provisions of this Section 5 shall in no way create or be deemed to create any obligation, express or implied, on the part of the Company or any of its affiliates with respect to the continuation of any particular benefit or other plan or arrangement maintained by them or their subsidiaries as of or prior to the date hereof or the creation and maintenance of any particular benefit or other plan or arrangement at any time after the date hereof, except as contemplated by Sections 5(b) and 5(c).

     6.  Termination of Employment of the Employee.  Prior to the expiration of
         -----------------------------------------
the Term of Employment as provided in Section 2 hereof, this Agreement may or shall (as applicable) be terminated as follows:

         (a) At any time by the mutual consent of the Employee and the Company.

         (b) At any time for "cause" by the Company upon written notice to the Employee. For purposes of this Agreement, a termination shall be for "cause" if:

             (i) the Employee shall commit an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company or any of its subsidiaries, or shall be convicted by a court of competent jurisdiction of, or shall plead guilty or nolo contendere to, any felony or any crime involving moral turpitude; or

             (ii) the Employee shall commit a breach of any of the covenants, terms or provisions hereof, which breach has not been remedied within thirty (30) days after delivery to the Employee by the Board of Directors of the Company of written notice of the facts constituting the breach; or

             (iii) the Employee shall have failed to comply with written instructions from the Company's Chief Executive Officer, which are reasonable and consistent with Section 3, or shall have substantially failed to perform the Employee's duties hereunder for a period of thirty (30) days after written notice from the Company.

         Upon termination for cause as provided in this Section 6(b), (A) all obligations of the Company under this Agreement shall thereupon immediately terminate other than any obligation of the Company with respect to earned but unpaid Base Salary and benefits contemplated hereby to the extent then accrued or vested, it being understood that upon any such termination the Employee shall not be entitled to receive (1) any bonus or portion thereof from the Company or any of its affiliates with respect to any period during or after the Term of Employment or (2) any continuation of benefits except as may be required by law, and (B) the Company shall have any and all rights and remedies under this Agreement and applicable law.



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         (c) Upon the death or upon the permanent disability (as defined below)
     of the Employee continuing for a period in excess of one hundred eighty
     (180) consecutive days. Upon any such termination of the Employee's employment as provided in this Section 6(c), all obligations of the Company under this Agreement shall thereupon immediately terminate other than (i) any obligation of the Company with respect to earned but unpaid Base Salary and benefits contemplated hereby to the extent accrued or vested through the date of termination or (ii) any continuation of benefits required by law. As used herein, the terms "permanent disability" or "permanently disabled" shall mean the inability of the Employee, by reason of injury, illness or other similar cause, to perform a major part of his duties and responsibilities in connection with the conduct of the business and affairs of the Company, as determined reasonably and in good faith by the Company.

         (d) At any time by the Employee upon forty-five (45) days' prior written notice to the Company. Upon termination by the Employee as provided in this Section 6(d), all obligations of the Company under this Agreement thereupon immediately shall terminate other than any obligation of the Company with respect to earned but unpaid Base Salary and benefits contemplated hereby to the extent accrued or vested through the date of termination, it being understood that in the event of such a termination the Employee shall not be entitled to receive (i) any bonus not then paid from the Company or any of its affiliates with respect to any period during or after the Term of Employment or (ii) any continuation of benefits except to the extent required by law.

         (e) At any time without "cause" (as defined in Section 6(b)) by the Company upon written notice to the Employee. In the event of termination of the Employee by the Company pursuant to this Section 6(e), the Company shall (i) continue to make Base Salary payments to the Employee from the date of termination through the first anniversary of the date on which such a termination occurs, in any such case in the manner contemplated by
     Section 4(a), and (ii) continue the benefit arrangements applicable to the Employee for as long as Base Salary payments continue, with such amounts agreed by the parties hereto to be in full satisfaction, compromise and release of any claims arising out of any termination of the Employee's employment pursuant to this Section 6(e) or Section 6(f), and in either case with such amounts to be contingent upon the Employee's delivery of a general release of any and all claims (other than those arising under this Agreement and any stock options then in effect in accordance with their terms) upon termination of employment in a form reasonably satisfactory to the Company, it being understood that no severance benefits shall be provided unless and until the Employee determines to execute and deliver such release.

         (f) By the Employee in the event of a material default by the Company in the performance of its obligations hereunder, after the Employee has given written notice to the Company specifying such default by the Company and giving the Company a reasonable time, not less than 30 days, to conform its performance to its



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     obligations hereunder. The rights and obligations of the parties shall be as set forth in Section 6(e) in the event of any such termination.

         (g) In the event either party gives a notice of non-renewal to be effective as of the second anniversary of the Effective Date or any subsequent anniversary thereof, then all obligations of the parties hereunder shall terminate as of the end of the Term of Employment except as contemplated by Section 7 hereof.

         (h) Notwithstanding termination of this Agreement as provided in this
     Section 6 or any other termination of the Employee's employment with the Company, the Employee's obligations under Section 7 hereof shall survive any termination of the Employee's employment with the Company at any time and for any reason.

     7.  Confidentiality; Proprietary Rights; Non-Competition.
         ----------------------------------------------------

         (a) In the course of performing services hereunder, on behalf of the Company (for purposes of this Section 7 including all predecessors of the Company) and its affiliates, the Employee has had and from time to time will have access to confidential records, data, customer lists, trade secrets and other confidential information owned or used in the course of business by the Company and its affiliates (the "Confidential Information"). The Employee agrees (a) to hold the Confidential Information in strict confidence, (b) not to disclose the Confidential Information to any person (other than in the regular business of the Company or its affiliates), and (c) not to use, directly or indirectly, any of the Confidential Information for any competitive or commercial purpose other than on behalf of the Company and its affiliates; provided, however, that
                                                       --------  -------
     the limitations set forth above shall not apply to any Confidential Information which (i) is then generally known to the public; (ii) became or becomes generally known to the public through no fault of the Employee; or
     (iii) is disclosed in accordance with an order of a court of competent jurisdiction or applicable law. Upon the termination of the Employee's employment with the Company for any reason, all Confidential Information (including, without limitation, all data, memoranda, customer lists, notes, programs and other papers and items, and reproductions thereof relating to the foregoing matters) in the Employee's possession or control, shall be immediately returned to the Company or the applicable affiliate and remain in its or their possession.

         (b) The Employee recognizes that the Company and its affiliates possess a proprietary interest in all of the information described in Section 7(a) and have the exclusive right and privilege to use, protect by copyright, patent or trademark, or otherwise exploit the processes, ideas and concepts described therein to the exclusion of the Employee, except as otherwise agreed between the Company and the Employee in writing. The Employee expressly agrees that any products, inventions, discoveries or improvements made by the Employee or his agents or affiliates in the course of the Employee's employment, including any of the foregoing which is based on or arises out of the information described in Section 7(a), shall be the property of and inure to the



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     exclusive benefit of the Company. The Employee further agrees that any and all products, inventions, discoveries or improvements developed by the Employee (whether or not able to be protected by copyright, patent or trademark) during the course of his employment, or involving the use of the time, materials or other resources of the Company or any of its affiliates, shall be promptly disclosed to the Company and shall become the exclusive property of the Company, and the Employee shall execute and deliver any and all documents necessary or appropriate to implement the foregoing.

         (c) The Employee agrees, while he is employed by the Company, to offer or otherwise make known or available to it, as directed by the Board of Directors of the Company and without additional compensation or consideration, any business prospects, contracts or other business opportunities that he may discover, find, develop or otherwise have available to him in the business of providing marketing services to and performing related activities for pharmaceutical companies and healthcare telemarketing, and further agrees that any such prospects, contacts or other business opportunities shall be the property of the Company.

         (d) As a material inducement to and a condition precedent of the Company's payment obligations hereunder, in consideration of the payment of the consideration to be paid by the Company pursuant to Section 7(d)(ii) below and the other covenants set forth herein, and to preserve the goodwill associated with the Boron, LePore business, the Employee hereby agrees to the following restrictions on his activities:

             (i) Non-Competition Agreement.  The Employee hereby agrees that
                 -------------------------
         during the period commencing on the date hereof and ending on the date which is the first anniversary of the date on which the Employee's employment with the Company and its subsidiaries terminates for any reason, he will not, without the express written consent of the Company, directly or indirectly, anywhere in the United States, engage in any activity which is, or participate or invest in, or provide or facilitate the provision of financing to, or assist (whether as owner, part-owner, shareholder, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity), any business, organization or person other than the Company (or any affiliate of the Company), or any such business, organization or person involving, or which is, a family member of the Employee, whose business, activities, products or services are competitive with any of the business, activities, products or services conducted or offered by the Company and its subsidiaries during any period in which the Employee serves as an officer or employee of the Company or any of its subsidiaries, which business, activities, products and services shall include in any event the provision of marketing services to and related marketing activities involving pharmaceutical companies, as well as healthcare telemarketing. Without implied limitation, the forgoing covenant shall include hiring or engaging or attempting to hire or engage for or on behalf of himself or any such competitor any officer or employee of the Company or any of its direct and/or indirect



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         subsidiaries, encouraging for or on behalf of himself or any such competitor any such officer or employee to terminate his or her relationship or employment with the Company or any of its direct or indirect subsidiaries, soliciting for or on behalf of himself or any such competitor any client of the Company or any of its direct or indirect subsidiaries and diverting to any person (as hereinafter defined) any client or business opportunity of the Company or any of any of its direct or indirect subsidiaries. Notwithstanding anything herein to the contrary, the Employee may make passive investments in any enterprise the shares of which are publicly traded if such investment constitutes less than five (5) percent of the equity of such enterprise. Neither the Employee nor any business entity controlled by him is a party to any contract, commitment, arrangement or agreement which could, following the date hereof, restrain or restrict the Company or any subsidiary or affiliate of the Company from carrying on its business or restrain or restrict the Employee from performing his obligations under this Employment Agreement, and as of the date of this Agreement the Employee has no business interests in or relating to the pharmaceutical industry whatsoever other than his interest in the Company, other than interests in public companies of less than five (5) percent. For purposes of this Agreement, any reference to the subsidiaries of the Company shall be deemed to include all entities directly or indirectly controlled by it through an ownership of more than fifty percent (50%) of the voting interests, and the term "person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust, and any other entity or organization.

             (ii) Non-Competition Payment.  In consideration of the execution
                  -----------------------
         and delivery by the Employee of this Agreement, on the date hereof the Company shall make a cash payment to the Employee in the amount of $1,500.

     The parties acknowledge that the time, scope, geographic area and other provisions of Section 7(d) of this Agreement have been specifically negotiated by sophisticated commercial parties and agree that (x) all such provisions are reasonable under the circumstances and are given as an integral part of such employment arrangements between the Company and the Employee and (y) but for the covenants of the Employee contained in this Section 7(d), the Company would not have entered into such employment arrangements. The Employee has independently consulted with his counsel and has been advised in all respects concerning the reasonableness and propriety of the covenants contained herein, with specific regard to the business to be conducted by Company and its subsidiaries.

     8.  Specific Performance; Severability.  It is specifically understood and
         ----------------------------------
agreed that any breach of the provisions of Section 7 hereof by the Employee is likely to result in irreparable injury to the Company and/or its affiliates, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Employee and to seek both temporary and permanent injunctive relief (to the extent permitted




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by law), without the necessity of posting a bond or proving actual damages, but without limitation of their right to damages and all other remedies available to them, it being understood that injunctive relief is in addition to, and not in lieu of, such other remedies. In case any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, any such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary to make it valid, legal and enforceable. In the event that any covenant contained in Section 7(d) of this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. If it shall not be possible to so limit or modify any invalid, illegal or unenforceable provision or part of a provision of this Agreement, this Agreement shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained in this Agreement. The existence of any claim or cause of action which the Employee may have against the Company or any of its subsidiaries or affiliates shall not constitute a defense or bar to the enforcement of any of the provisions of this Agreement.

     9.  Notices.  All notices, requests, demands and other communications
         -------
hereunder shall be in writing and shall be deemed to have been duly given if faxed (with transmission acknowledgment received), delivered personally or mailed by certified or registered mail (return receipt requested) as follows:

     To the Company:       Boron, LePore & Associates, Inc.
                           17-17 Route 208 North
                           Fair Lawn, NJ  07410

     To the Employee:      Martin J. Veilleux
                           c/o  Boron, LePore & Associates, Inc.
                           17-17 Route 208 North
                           Fair Lawn, NJ  07410

or to such other address or fax number of which any party may notify the other parties as provided above. Notices shall be effective as of the date of such delivery, mailing or fax.

     10.  Miscellaneous.  This Agreement shall be governed by and construed
          -------------
under the laws of the State of New Jersey, and shall not be amended, modified or discharged in whole or in part except by an agreement in writing signed by both of the parties hereto. The failure of either of the parties to require the performance of a term or obligation or to exercise any right under this Agreement or the waiver of any breach hereunder shall not prevent subsequent




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enforcement of such term or obligation or exercise of such right or the enforcement at any time of any other right hereunder or be deemed a waiver of any subsequent breach of the provision so breached, or of any other breach hereunder. This Agreement shall inure to the benefit of, and be binding upon and assignable to, successors of the Company by way of merger, consolidation or sale and may not be assigned by the Employee. This Agreement supersedes and terminates all prior understandings and agreements between the parties (or their predecessors) relating to the subject matter hereof. For purposes of this Agreement, the term "person" means an individual, corporation, partnership, association, trust or any unincorporated organization; a "subsidiary" of a person means any corporation more than 50 percent of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50 percent of whose total equity interest, is directly or indirectly owned by such person; and an "affiliate" of a person shall mean, with respect to a person or entity, any person or entity which directly or indirectly controls, is controlled by, or is under common control with such person or entity.




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     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first set forth above.


                                   BORON, LEPORE & ASSOCIATES, INC.


                                   By:/s/ Patrick G. LePore
                                      ---------------------
                                   Name:  Patrick G. LePore
                                   Title:  President


                                   /s/ Martin J. Veilleux
                                   ----------------------
                                   Martin J. Veilleux




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